NOTICE OF TERMINATION OF OFFERING AND
REMOVAL OF SHARES FROM REGISTRATION

   Conestoga Enterprises, Inc. (the "Company") hereby removes from registration 205,823 shares of its $1.00 par value common stock under the Company's Amended Dividend Reinvestment Plan (the "Plan") registered under Registration Number 333-26663 in accordance with Undertaking (c) of Post Effective Amendment No. 1 to Form S-3(d) Registration Statement filed on February 1, 1999. Pursuant to the Company's Amended Dividend Reinvestment Plan approved by the Company's Board of Directors on December 22, 1998, up to 500,000 shares were offered to the Company's shareholders. 294,177 shares were sold under the Plan. The Plan was terminated on July 27, 2001. 205,823 registered under the Plan remained unissued after the termination of the Plan.

As filed with the Securities and Exchange Commission

on September 4, 2001

Registration No. 333-26663

______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POSTEFFECTIVE AMENDMENT NO. 2 TO FORM S-3(d)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONESTOGA ENTERPRISES, INC.
Pennsylvania	23-256-5087
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

202 East First Street, Birdsboro, Pennsylvania 19508 (610) 582-8711
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

THE CONESTOGA ENTERPRISES, INC. AMENDED DIVIDEND REINVESTMENT PLAN

(Full Title of the Plan)

John S. Hibschman, Esquire
Barley, Snyder, Senft & Cohen, LLC
P.O. Box 942
501 Washington Street
Reading, Pennsylvania 19603-0942

(610) 376-6651

(Name, address, including zip code, and telephone number, including area code, of agent for service)

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3(d) and has duly caused this Posteffective Amendment No. 2 to Form S-3(d) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 31st day of August, 2001.

CONESTOGA ENTERPRISES, INC.

By:/s/ Albert H. Kramer
     Albert H. Kramer, President

   Pursuant to the requirements of the Securities Act of 1933, this Posteffective Amendment No. 2 to Form S-3(d) Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the Issuer meets all of the requirements for filing of Form S-3(d).

Signature	Title	Date

/s/ John R. Bentz	Chairman of the Board and a Director	8/31/01
John R. Bentz

/s/ Thomas E. Brown	Director	8/31/01
Thomas E. Brown

/s/ James H. Murray	Director	8/31/01
James H. Murray

/s/ Kenneth A. Benner	Secretary/Treasurer and a Director	8/31/01
Kenneth A. Benner

/s/ Albert H. Kramer	President	8/31/01
Albert H. Kramer

/s/ Donald R. Breitenstein	Senior Vice President and a Director (principal accounting officer)	8/31/01
Donald R. Breitenstein

/s/ Robert E. Myers	Director	8/31/01
Robert E. Myers

/s/ Jean M. Ruhl	Director	8/31/01
Jean M. Ruhl

/s/ John M. Sausen	Director	8/31/01
John M. Sausen

/s/ Richard G. Weidner	Director	8/31/01
Richard G. Weidner